Exhibit 32.2

Certification of Principal Financial Officer, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Organic Alliance, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Brookstein, Chief Financial Officer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry Brookstein
Name:	Barry Brookstein
Title:	Chief Financial Officer

Date: June 18, 2012

A signed original of this written statement required by Section 906 has been provided to Organic Alliance, Inc. and will be retained by Organic Alliance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.